UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2013

BRAZIL MINERALS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

 (Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not applicable

 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

Item 1.01    Entry into a Material Definitive Agreement

            On March 23, 2013 the Company and Brazil Mining, Inc. (“Brazil Mining”) entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which Brazil Mining has agreed to sell to a 99.99% owned Brazilian subsidiary of the Company (“BMIX Subsidiary”)  the rights to all profits, losses and appreciation or depreciation and all other economic and voting interests of any kind in a 55% equity interest (“Equity Interest”) in Mineração Duas Barras Ltda., a Brazilian company (“Duas Barras”) in exchange for the issuance to Brazil Mining of 1,000,000 shares of the Company’s Common Stock. Brazil Mining also agreed that if the Exchange Agreement is consummated, Brazil Mining will, in accordance with the applicable laws and regulations of Brazil and state and municipal codes, perform all that is necessary to enable the transfer to the BMIX Subsidiary of record title ownership of the entire Equity Interest upon the Company’s request.

The Company currently owns a 20% share of the monthly diamond production that Brazil Mining actually receives in respect of Brazil Mining’s 55% equity interest in Duas Barras. Duas Barras owns the mining right called “Portaria de Lavra” (mining concession) number 265, published in Brazil’s Official Federal Gazette on August 25th, 2006, and awarded by DNPM (“Departamento Nacional de Produção Mineral”, the National Mining Department, a Brazilian federal government entity) with respect to DNPM Process number 806.569/1977. The mining concession area is 170.89 hectares or approximately 422 acres. “Portaria de Lavra” is the highest level of mining right achievable; this mining concession permits mining of diamond and gold in the property. In addition to the “Portaria de Lavra”, Duas Barras has current operating and environmental licenses issued by state authorities to operate its plant. The main office of Duas Barras is located at Fazenda Duas Barras, in the municipality of Olhos D’Agua, state of Minas Gerais, CEP 39398-000, Brazil. The CNPJ (Brazilian corporate tax identification) number of Duas Barras is 07.950.123/0001-32.

2

The Duas Barras mining concession with its diamond and gold processing plant is located on the left bank of the Jequitinhonha River in the state of Minas Gerais, Brazil, approximately 250 kilometers north of Belo Horizonte, the state capital. The diamond processing plant at Duas Barras is accessible by dirt road which connects to asphalt highways. A major city, Montes Claros, the regional hub for northern Minas Gerais, with a population of over 400,000 people and a busy regional airport, is located within an hour and a half drive of Duas Barras. The Jequitinhonha River is a well-known area for diamond and gold production; it has hosted alluvial mining operations on all scales since the 18th century.

Marc Fogassa, the Chief Executive Officer and a director of the Company, is also a stockholder, Chief Executive Officer and a director of Brazil Mining. The Exchange Agreement was unanimously approved by the independent directors of each of the Company and Brazil Mining.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

10.1  Exchange Agreement, dated March 23, 2013, between the Company and Brazil Mining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: March 28, 2013	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer

3